EXHIBIT 4.7

                              OFFICERS' CERTIFICATE
                     (UNDER SECTION 301 OF THE INDENTURE OF
                 PPL CAPITAL FUNDING, INC. AND PPL CORPORATION)


     The undersigned ______________, ____________ of PPL CAPITAL FUNDING, INC. (the "Company"), in accordance with Section 301 of the Indenture, dated as of November 1, 1997, as heretofore supplemented (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company and PPL CORPORATION (the "Guarantor"), to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), does hereby establish for the series of Securities established in Supplemental Indenture No.6, dated as of ________________ (the "Supplemental Indenture"), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of Section 301 of the Indenture), and the undersigned _____________, ______________ of the Guarantor, does hereby approve of such terms and characteristics on behalf of the
Guarantor:

          (a) the title of the Securities of such series shall be "Medium Term Notes, Series _" (the "Notes");

          (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $___________, except as contemplated in Section 301(b) of the Indenture;

          (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the forms, attached hereto and hereby authorized and approved, of Fixed Rate Note (as hereinafter defined) and Floating Rate Note (as hereinafter defined) or as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order;

          (d) the date or dates on which the principal of the Notes shall be payable shall be determined at the time of sale of the Notes, or any Tranche thereof, by the proper officers of the Company pursuant to the Administrative Procedures (the "Administrative Procedures") attached


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          as Schedule C to the Distribution Agreement dated _________________
          among the Company, the Guarantor, _________________________________
          _______________________ and certain other Agents named therein; provided, however, that in no event shall any Note have a Stated Maturity that is less than nine months or more than 40 years from the date of original issuance;

          (e) the Notes, or any Tranche thereof, may bear interest at a fixed rate (any such Note being hereinafter called a "Fixed Rate Note") or at a floating rate (any such Note being hereinafter called a "Floating Rate Note"), in each case as determined by the proper officers of the Company as follows: there shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures, at the time of sale of the Notes or any Tranche thereof,
          (1) in the case of Fixed Rate Notes, the interest rate or rates, and
          (2) in the case of Floating Rate Notes, whether such Note is a Regular Floating Rate Note, an Inverse Floating Rate Note, or a Floating Rate/Fixed Rate Note, the Initial Interest Rate, the Interest Rate Basis (which shall be the CMT Rate, the Commercial Paper Rate, the Prime Rate, LIBOR, the Federal Funds Rate, the Treasury Rate or any other Interest Rate Basis determined at the time of sale of the Notes or Tranche thereof), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Reset Period, the Interest Reset Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any, if such Note is a LIBOR Note, the Designated LIBOR Page, any other terms relating to the determination of the interest rates on the Floating Rate Notes, and, if applicable, any Fixed Interest Rate Commencement Date and Fixed Interest Rate (each of such terms being referred to in the form of Floating Rate Note attached hereto); interest shall accrue on any Note from the Original Issue Date specified in such Note or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Fixed Rate Notes shall be ___________ and _________, and the Regular Record Dates with respect to such Interest Payment Dates shall be __________ and ____________, respectively (whether or not a Business Day) or shall be, in each case, such dates as shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures; the Interest Payment Dates on Floating Rate Notes shall be determined at the time of sale of the Notes or Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures, and the Regular Record Date with respect to each such Interest Payment Date shall be the fifteenth calendar day immediately preceding such Interest Payment Date (whether or not a Business Day); and interest on Floating Rate Notes which employ the CMT Rate or the Treasury Rate as the Interest Rate Basis shall be computed on the basis of the actual number of days in the year;


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          (f) the Corporate Trust Office of the Trustee in New York, New York
          shall be the office or agency of the Company at which the principal of and any premium and interest, on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at which notices and demands to or upon the Company or the Guarantor in respect of the Notes or any Tranche thereof and the Indenture may be served; provided, however, that the Company and the Guarantor each reserve the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such office or agency; and provided, further, that the Company and the Guarantor each reserve the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal office in Allentown, Pennsylvania or the office of the Guarantor or the Guarantor's subsidiary, PPL Electric Utilities Corporation in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the Security Registrar and Paying Agent for the Notes; provided, that the Company and the Guarantor reserve the right, by one or more Officer's Certificates supplemental to this Officer's Certificate, to designate any additional Security Registrar or Paying Agent (which in each case, may be the Company, the Guarantor or any Affiliate of either of them) and to remove any Security Registrar or Paying Agent;

          (g) the Notes, or any Tranche thereof, shall be redeemable, in whole or in part, at the option of the Company as and to the extent so determined at the time of sale of the Notes or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

          (h) the obligation, if any, of the Company to redeem or purchase or repay the Notes or any Tranche thereof pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which, such Notes or Tranche thereof shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligations shall be determined at the time of sale of the Notes or any Tranche thereof, by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures; and no notice of redemption as contemplated by Section 404 of the Indenture shall be required in the case of any mandatory redemption or repayment at the option of the Holder; in connection with any repayment at the option of the Holder, the Company will comply with the applicable requirements, if any, of
          Section 14(e) of the Exchange Act and the rules of the Commission promulgated thereunder, and any other securities laws or regulations in connection with any such repayment;

          (i) the Notes shall be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 or in such other denominations as shall be determined at the time of sale of the Notes or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the


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          proper officers of the Company pursuant to the Administrative
          Procedures;

          (j) [not applicable];

          (k) [not applicable];

          (l) [not applicable];

          (m) see clause (e) with respect to the interest rate or rates on Floating Rate Notes;

          (n) [not applicable]; provided, however, that the Company reserves the right to provide by one or more Officer's Certificates supplemental to this Officer's Certificate for the issuance of Discount Securities and the terms thereof as contemplated by Section 301(n) of the Indenture;

          (o) [not applicable]; provided, however, that the Company reserves the right to make, by one or more Officer's Certificates supplemental to this Officer's Certificate, any additional covenants of the Company for the benefit of the Holders of the Notes or any Tranche thereof, or any additional Events of Default with respect to all or any series of Securities Outstanding;

          (p) [not applicable];

          (q) the only obligations or instruments which shall be considered Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 of the Indenture and
          Section 2 of the Supplemental Indenture shall apply to the Notes;

          (r) [the Notes, or any Tranche thereof, may be issued in global form (the "Global Notes") and the depository for the Global Notes shall initially be The Depository Trust Company ("DTC"); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the Global Notes (DTC and any such successor depository, the "Depository"); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global
          Note in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, or (ii) the Company elects to discontinue use of the system of book-entry transfers through the Depository and elects not to appoint a successor depository for such Global Notes, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global


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          Note, such definitive Notes to be registered in the names provided by the Depository; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depository or its nominee,
          (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository's instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests];

          (s) [not applicable];

          (t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

          (u) in lieu of Section 113 of the Indenture, the following provisions shall apply: in the case of any Fixed Rate Note, if any Interest Payment Date, Redemption Date or the Stated Maturity (as specified in such Fixed Rate Note) shall not be a Business Day (as defined in the form of Fixed Rate Note attached hereto), payment of amounts due thereon on such date may be made on the next succeeding Business Day (as defined in the form of Fixed Rate Note attached hereto), and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day; in the case of any Floating Rate Note, (a) if any Interest Payment Date (as specified in such Floating Rate Note), other than the Maturity, would otherwise be a day that is not a Business Day (as defined in the Form of Floating Rate Note attached hereto), such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day, and (b) if the Maturity falls on a day that is not a Business Day, payment of the amounts due thereon on such date may be made on the next succeeding Business Day as if made on the date such payment was due and no interest shall accrue on such amount due for the period from and after the Maturity to the date of such payment on the next succeeding Business Day;

          (v) the Notes shall be entitled to the benefits of Article Fourteen of the Indenture and the Guarantees to be endorsed on the Notes shall be substantially in the form established in the Supplemental Indenture;


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          (w)  (i)  except as otherwise determined by the proper officers of the
          Company and communicated to the Trustee in a Company Order or as established in one or more Officers' Certificates supplemental to this Officers' Certificate, the Notes shall be substantially in the forms of Fixed Rate Note and Floating Rate Note attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such forms;

               (ii) [interest rate reset provisions, if any];

               (iii) [remarketing provisions, if any]; and

               (iv) [other provisions, if any].


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     IN WITNESS WHEREOF, we have hereunto signed our names this      day of
______________.

                                         PPL CAPITAL FUNDING, INC.


                                         ----------------------------------
                                         Name:
                                         Title:


                                         PPL CORPORATION


                                         ----------------------------------
                                         Name:
                                         Title:


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